Earnings Release

Company Contact:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
SECOND QUARTER 2016 RESULTS

Strong Progress on Strategic Plan to Improve Performance and Maximize Shareholder Value

Sold Storey Park, a development site in Washington, D.C., in July

Redeemed All Remaining 7.750% Series A Preferred Shares in July

BETHESDA, MD. (July 28, 2016) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and six months ended June 30, 2016.

Second Quarter 2016 and Subsequent Highlights

•	Reported net loss attributable to common shareholders of $5.5 million, or $0.10 per diluted share.

•	Reported Core Funds From Operations of $16.1 million, or $0.27 per diluted share.

•	Increased same property net operating income by 3.6% on an accrual basis and 6.0% on a cash basis compared with the same period in 2015.

•	Increased occupied percentage to 93.1% from 89.1% at June 30, 2015.

•	Increased leased percentage to 94.4% from 91.0% at June 30, 2015.

•
Redeemed an additional 3.6 million our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the "7.750% Series A Preferred Shares") on April 27, 2016 and the remaining 0.6 million outstanding shares on July 6, 2016.

•	Completed the sale of Storey Park, a development site located in Washington, D.C, for a contractual sales price of $54.5 million, which generated net proceeds of $52.7 million.

“We had a very strong second quarter from both a financial and operational perspective as we continued to execute on our strategic plan to de-risk, de-lever, and maximize shareholder value,” stated Bob Milkovich, Chief Executive Officer of First Potomac Realty Trust. "We signed 293,000 square feet of leases, achieved a tenant retention rate of 90% for the quarter, delivered solid same-property NOI growth of 3.6% and continued to improve our operating metrics. Subsequent to the end of the quarter, we fully redeemed the remaining 7.750% Series A Preferred Shares and closed on the sale of Storey Park, bringing our total dispositions to over $200 million against our stated goal of $350 million. We are pleased with the progress we have made, and we remain focused on optimizing our portfolio and unlocking the value that is inherent in First Potomac.”

Earnings Release - Continued

Second Quarter Results

For the three and six months ended June 30, 2016, net loss attributable to common shareholders was $5.5 million, or $0.10 per diluted share, and $9.6 million, or $0.17 per diluted share, respectively. For the three and six months ended June 30, 2015, net loss attributable to common shareholders was $2.5 million, or $0.04 per diluted share, and $5.0 million, or $0.09 per diluted share, respectively. The increase in net loss attributable to common shareholders for the three and six months ended June 30, 2016 compared with the same periods in 2015 was primarily due to the write-off of $3.1 million and $5.0 million, respectively, of original issuance costs associated with the redemption of 3.6 million shares and 5.8 million shares, respectively, of our 7.750% Series A Preferred Shares. The original issuance costs are deducted from net loss attributable to First Potomac Realty Trust to calculate net loss attributable to common shareholders on our consolidated statements of operations.

Core Funds From Operations ("Core FFO") increased for the three months ended June 30, 2016 to $16.1 million, or $0.27 per diluted share, from $15.2 million, or $0.25 per diluted share, for the same period in 2015. Core FFO increased for the six months ended June 30, 2016 to $30.9 million, or $0.51 per diluted share, from $29.7 million, $0.49 per diluted share, for the same period in 2015. These increases were primarily due to increases in Same Property Net Operating Income (“Same Property NOI”), as a result of higher occupancy in our portfolio, as well as decreases in general and administrative expenses and lower accrued dividends on our preferred shares.

The increases in Core FFO for the three and six months ended June 30, 2016, compared with the same periods in 2015, included decreases in net operating income related to property dispositions. In addition, at the beginning of 2016, we ceased capitalizing expenses related to Storey Park when the property was being marketed for sale. The increase in Core FFO for the six months ended June 30, 2016 also included a reduction in interest income due to the repayment of the $29.7 mezzanine loan on America's Square in the first quarter of 2015.

Funds From Operations (“FFO”) available to common shareholders decreased to $13.0 million, or $0.22 per diluted share, for the three months ended June 30, 2016, from $15.2 million, or $0.25 per diluted share, for the same period in 2015. The decrease in FFO compared with the increase in Core FFO was primarily due to the write-off of $3.1 million of original issuance costs associated with the redemption of 3.6 million shares of our 7.750% Series A Preferred Shares that were redeemed in the second quarter of 2016.

FFO available to common shareholders decreased to $25.8 million, or $0.43 per diluted share, for the six months ended June 30, 2016, from $30.3 million, or $0.50 per diluted share, for the same period in 2015. FFO for the six months ended June 30, 2016 includes the write-off of $5.0 million of original issuance costs associated with the redemption of 5.8 million shares of our 7.750% Series A Preferred Shares that were redeemed during the first six months of 2016. In addition, FFO for the six months ended June 30, 2015 included a $2.4 million yield maintenance payment that we received with the prepayment of the $29.7 million mezzanine loan on America's Square in the first quarter of 2015.

Earnings Release - Continued

A reconciliation between net loss attributable to common shareholders and FFO, FFO available to common shareholders and Core FFO for the three and six months ended June 30, 2016 and 2015 is presented below (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss attributable to common shareholders	$(5,491)	$(2,510)	$(9,597)	$(5,005)
Depreciation and amortization:
Rental property	15,141	16,817	30,147	33,151
Discontinued operations	—	—	—	1,222
Unconsolidated joint ventures	895	1,032	1,776	2,043
Impairment of rental property(1)	2,772	—	2,772	—
Loss (gain) on sale of rental property	—	—	1,155	(857)
Net loss attributable to noncontrolling interests in the Operating Partnership	(294)	(112)	(427)	(224)
Dividends on preferred shares	794	3,100	3,042	6,200
Issuance costs of redeemed preferred shares	3,095	—	4,999	—
Funds from operations ("FFO")	16,912	18,327	33,867	36,530
Dividends on preferred shares	(794)	(3,100)	(3,042)	(6,200)
Issuance costs of redeemed preferred shares	(3,095)	—	(4,999)	—
FFO available to common shareholders	13,023	15,227	25,826	30,330
Issuance costs of redeemed preferred shares(2)	3,095	—	4,999	—
Yield maintenance payment(3)	—	—	—	(2,426)
Personnel separation costs	—	—	—	405
Loss on debt extinguishment	—	—	48	489
Deferred abatement and straight-line amortization(4)	—	—	—	854
Core FFO	$16,118	$15,227	$30,873	$29,652

Net loss attributable to common shareholders per share - basic and diluted	$(0.10)	$(0.04)	$(0.17)	$(0.09)
Weighted average common shares outstanding:
Basic and diluted	57,577	58,280	57,559	58,241

FFO available to common shareholders per share – basic and diluted	$0.22	$0.25	$0.43	$0.50
Core FFO per share – diluted	$0.27	$0.25	$0.51	$0.49
Weighted average common shares and units outstanding:
Basic	60,155	60,902	60,151	60,868
Diluted	60,230	60,982	60,232	60,969

(1)	In the second quarter of 2016, we recorded a $2.8 million impairment charge related to the sale of Storey Park, which was subsequently sold in July 2016.

(2)
Represents original issuance costs associated with the 7.750% Series A Preferred Shares that were redeemed during the periods presented. These costs, which are included in FFO, but are excluded from Core FFO, are deducted from net (loss) income attributable to First Potomac Realty Trust to calculate at net loss attributable to common shareholders.

(3)
On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million, which was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million associated with the prepayment of the loan.

(4)	As a result of the sale of the Richmond Portfolio in March 2015, we accelerated the amortization of straight-line rents and deferred rent abatements related to those properties.

The definitions of FFO, FFO available to common shareholders and Core FFO, as well as the statements of purpose are included below under “Non-GAAP Financial Measures.”

Earnings Release - Continued

Operating Performance

At June 30, 2016, our consolidated portfolio consisted of 73 buildings totaling 6.5 million square feet. Our consolidated portfolio was 94.4% leased and 93.1% occupied at June 30, 2016 compared with 94.1% leased and 92.3% occupied at March 31, 2016 and 91.0% leased and 89.1% occupied at June 30, 2015. Year-over-year, we achieved a 340 basis-point increase in our leased percentage and a 400 basis-point increase in our occupied percentage across our consolidated portfolio. The increase in occupancy during the second quarter of 2016 compared with the same period in 2015 is primarily a result of tenant move-ins at 440 First Street, NW, Greenbrier Business Park, and Hillside I and II.

During the second quarter of 2016, we executed 293,000 square feet of leases, which consisted of 126,000 square feet of new leases and 167,000 square feet of renewal leases. The 126,000 square feet of new leases included a 45,000 square foot lease at 540 Gaither Road within Redland Corporate Center in Maryland. Currently, 540 Gaither Road is fully occupied by the Department of Health and Human Services, which is vacating the property in March 2017. We anticipate that the new tenant at 540 Gaither Road will take occupancy in early 2018. The 167,000 square feet of renewal leases in the quarter, which included a 107,000 square foot renewal at Crossways Boulevard in Southern Virginia, reflected a tenant retention rate of 90% and we experienced positive net absorption of 21,000 square feet in the second quarter of 2016. Our executed new and renewal leases for the quarter does not include a one-year lease extension with the Bureau of Prisons at 500 First Street, NW, which expires in July 2017, or the 98,000 square feet of combined new and renewal leases at our unconsolidated joint venture properties.

For the six months ended June 30, 2016, we executed 459,000 square feet of leases, including 171,000 square feet of new leases and 288,000 square feet of renewal leases, achieved a tenant retention rate of 81% and had positive net absorption of 14,000 square feet.

Same Property NOI increased 3.6% on an accrual basis for the three months ended June 30, 2016 compared with the same period in 2015. Specifically, Same Property NOI increased 8.4% in Maryland, 6.7% in Washington, D.C. and 6.2% in Southern Virginia for the three months ended June 30, 2016 compared with the same period in 2015. These increases in Same Property NOI were primarily due to increases in occupancy, particularly at the following properties: 440 First Street, NW, which is located in Washington D.C., Hillside I and II, which is located in Maryland, and Greenbrier Business Park, which is located in Southern Virginia. Same Property NOI decreased 7.5% in Northern Virginia, primarily due to an increase in bad debt reserves at several non-core properties.

Same Property NOI increased 5.7% on an accrual basis for the six months ended June 30, 2016 compared with the same period in 2015. More specifically, Same Property NOI increased 9.8% in Maryland, 7.7% in Southern Virginia and 5.5% in Washington, D.C., primarily due to increases in occupancy across the portfolio in these regions. Same Property NOI decreased 0.8% in Northern Virginia for the six months ended June 30, 2016 compared with the same period in 2015 primarily due to an increase in bad debt reserves at several non-core properties in the second quarter of 2016.

A reconciliation of net (loss) income from our consolidated statements of operations to Same Property NOI and a definition and statement of purpose are included below in the financial

Earnings Release - Continued

tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “reposition” and “non-core” as they relate to our portfolio, can be found in our Second Quarter 2016 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Dispositions

On July 25, 2016, we sold Storey Park, a development site located in the NoMa submarket of Washington, D.C., for net proceeds of $52.7 million. On June 30, 2016, we classified the property as "held-for-sale" on our consolidated balance sheet, and we recorded an impairment charge of $2.8 million for the three months ended June 30, 2016 based on the anticipated sales price of the property.

Aggregate gross proceeds from dispositions identified as part of our Strategic Plan now total $205.9 million against our stated goal of $350 million. This amount reflects the sales of Storey Park, the combined sale of Enterprise Center, Gateway Centre Manassas, Linden Business Center, Herndon Corporate Center, Prosperity Business Center, Reston Business Campus, Windsor at Battlefield and Van Buren Office Park (collectively, the “NOVA Non-Core Portfolio”), which was sold in the first quarter of 2016, as well as Cedar Hill I and III, and Newington Business Park Center, which were both sold in the fourth quarter of 2015.

950 F Street, NW Mezzanine Loan

On June 2, 2016, the owners of 950 F Street, NW, a ten-story, 287,000 square-foot office/retail building located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $34.0 million. The loan had a fixed interest rate of 9.75%, was scheduled to mature on April 1, 2017 and had been freely prepayable since December 21, 2015. In addition to the prepayment of the loan's entire principal balance, we received interest through June 24, 2016 and an exit fee upon the loan's prepayment. We recognized $0.2 million of accelerated income in the second quarter of 2016 related to the receipt of the exit fee. We used the proceeds from the prepayment of the mezzanine loan to redeem the remaining 0.6 million outstanding shares of our 7.750% Series A Preferred Shares and to pay down a portion of our unsecured revolving credit facility.

7.750% Series A Preferred Shares Redemption

As previously disclosed, on January 19, 2016 and April 27, 2016, we used proceeds from dispositions to redeem 2.2 million shares and 3.6 million shares, respectively, of our 7.750% Series A Preferred Shares at a redemption price of $25.00 per share, plus accrued dividends up to the applicable date of redemption.

On July 6, 2016, we used a portion of the proceeds from the repayment of the 950 F Street, NW mezzanine loan to redeem the remaining 0.6 million outstanding shares of our 7.750% Series A Preferred Shares at a redemption price of $25.00 per share, plus accrued dividends up to the date of redemption. The 7.750% Series A Preferred Shares (NYSE: FPO-PA) have been delisted from trading on the New York Stock Exchange.

Earnings Release - Continued

Balance Sheet

We had $782.5 million of gross debt outstanding at June 30, 2016, of which $246.7 million was fixed-rate debt, $300.0 million was hedged variable-rate debt and $235.8 million was unhedged variable-rate debt. The weighted average interest rate of our debt was 3.4% at June 30, 2016. In July 2016, two swap agreements that together fixed LIBOR at a weighted average interest rate of 1.8% on $60.0 million of variable rate debt expired.

In May 2016, we extended the maturity date of our 440 First Street, NW construction loan for one year to May 2017. The interest rate applicable to the loan will remain at LIBOR plus 2.5%.

Dividends

On July 25, 2016, we declared a dividend of $0.10 per common share, equating to an annualized dividend of $0.40 per common share. The dividend will be paid on August 15, 2016 to common shareholders of record as of August 8, 2016.

Core FFO Guidance

We are raising our full-year 2016 Core FFO guidance from our previous range of $0.99 to$1.04 to a current range of $1.00 to $1.05 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio Net Operating Income	$99,000	-	$102,000
Interest and Other Income(1)		$2,300
FFO from Unconsolidated Joint Ventures	$5,500	-	$6,250
Interest Expense	$26,000	-	$27,500
General and Administrative Expense	$17,000	-	$18,000
Preferred Dividends(2)		$3,100
Weighted Average Shares and OP Units	60,200	-	60,500
Year-End Occupancy	92.0%	-	93.5%
Same Property NOI Growth - Accrual Basis	+1.5%	-	+3.5%

(1)	The $34.0 million 950 F Street, NW mezzanine loan was prepaid in the second quarter of 2016. As of December 2015, the loan was freely pre-payable with 30 day's prior written notice.

(2)
On July 6, 2016, we used a portion of the proceeds from the prepayment of the 950 F Street, NW mezzanine loan to redeem the remaining 0.6 million outstanding shares of our 7.750% Series A Preferred Shares.

Earnings Release - Continued

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2016	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.23)	$(0.21)
Real estate depreciation(1)	1.05	1.08
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	0.18	0.18
Core FFO per diluted share	$1.00	$1.05

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of personnel separation costs, the gains or losses associated with disposed properties, property impairment, loss on debt extinguishment, original issuance costs on redeemed preferred shares and other non-recurring items.

Investor Conference Call and Webcast

We will host a conference call on July 29, 2016 at 9:00 AM ET to discuss second quarter 2016 results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 PM ET on July 29, 2016, until midnight ET on August 5, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13639763.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on July 29, 2016 beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) are publicly traded on the New York Stock Exchange. As of June 30, 2016, our consolidated portfolio totaled 6.5 million square feet. Based on annualized cash basis rent, our portfolio consists of 64% office properties and 36% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and over half of the portfolio's multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to

Earnings Release - Continued

common shareholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

We consider FFO and FFO available to common shareholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share.

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission’s (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to net (loss) income attributed to common shareholders in this release.

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net (loss) income is presented below. The Same Property NOI results exclude the collection of termination fees,

Earnings Release - Continued

as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2016 Core FFO guidance and related assumptions, the execution of our strategic plan, potential dispositions and the timing and pricing of such dispositions, future acquisition and growth opportunities, and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the SEC; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Rental	$31,554	$34,844	$65,398	$69,224
Tenant reimbursements and other	6,939	8,195	15,792	17,664
Total revenues	38,493	43,039	81,190	86,888
Operating expenses:
Property operating	8,543	10,661	20,080	23,775
Real estate taxes and insurance	4,920	4,811	10,136	9,854
General and administrative	4,305	4,979	8,884	10,505
Depreciation and amortization	15,141	16,817	30,147	33,151
Impairment of rental property	2,772	—	2,772	—
Total operating expenses	35,681	37,268	72,019	77,285
Operating income	2,812	5,771	9,171	9,603
Other expenses (income):
Interest expense	6,568	6,725	13,384	13,633
Interest and other income	(1,101)	(974)	(2,104)	(4,802)
Equity in earnings of affiliates	(663)	(456)	(1,219)	(803)
Loss on sale of rental property	—	—	1,155	—
Loss on debt extinguishment	—	—	48	—
Total other expenses (income)	4,804	5,295	11,264	8,028
(Loss) income from continuing operations	(1,992)	476	(2,093)	1,575
Discontinued operations:
Loss from operations	—	—	—	(975)
Loss on debt extinguishment	—	—	—	(489)
Gain on sale of rental property	—	—	—	857
Loss from discontinued operations	—	—	—	(607)
Net (loss) income	(1,992)	476	(2,093)	968
Less: Net loss attributable to noncontrolling interests	390	114	537	227
Net (loss) income attributable to First Potomac Realty Trust	(1,602)	590	(1,556)	1,195
Less: Dividends on preferred shares	(794)	(3,100)	(3,042)	(6,200)
Less: Issuance costs of redeemed preferred shares	(3,095)	—	(4,999)	—
Net loss attributable to common shareholders	$(5,491)	$(2,510)	$(9,597)	$(5,005)

Basic and diluted earnings per common share:
Loss from continuing operations available to common shareholders	$(0.10)	$(0.04)	$(0.17)	$(0.08)
Loss from discontinued operations available to common shareholders	—	—	—	(0.01)
Net loss available to common shareholders	$(0.10)	$(0.04)	$(0.17)	$(0.09)
Weighted average common shares outstanding:
Basic and diluted	57,577	58,280	57,559	58,241

Earnings Release - Continued

Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets:
Rental property, net	$1,085,108	$1,130,266
Assets held-for-sale	55,144	90,674
Cash and cash equivalents	13,703	13,527
Escrows and reserves	2,220	2,514
Accounts and other receivables, net of allowance for doubtful accounts of $908 and $876, respectively	6,377	9,868
Accrued straight-line rents, net of allowance for doubtful accounts of $316 and $105, respectively	39,482	36,888
Notes receivable	—	34,000
Investment in affiliates	48,715	48,223
Deferred costs, net	36,416	36,537
Prepaid expenses and other assets	4,608	6,950
Intangibles assets, net	28,273	32,959
Total assets	$1,320,046	$1,442,406
Liabilities:
Mortgage loans, net	$309,879	$307,769
Unsecured term loan, net	299,339	299,404
Unsecured revolving credit facility, net	144,159	116,865
Liabilities held-for-sale	24,493	1,513
Accounts payable and other liabilities	38,041	47,972
Accrued interest	1,448	1,603
Rents received in advance	6,780	6,003
Tenant security deposits	5,080	4,982
Deferred market rent, net	1,966	2,154
Total liabilities	831,185	788,265
Noncontrolling interests in the Operating Partnership	26,290	28,813
Equity:
Preferred Shares, $0.001 par value per share, 50,000 shares authorized:
7.750% Series A Preferred Shares, $25 per share liquidation preference, 600 and 6,400 shares issued and outstanding, respectively	15,000	160,000
Common shares, $0.001par value per share , 150,000 shares authorized; 58,129 and 57,718 shares issued and outstanding, respectively	58	58
Additional paid-in capital	914,311	907,220
Noncontrolling interests in consolidated partnerships	690	800
Accumulated other comprehensive loss	(2,992)	(2,360)
Dividends in excess of accumulated earnings	(464,496)	(440,390)
Total equity	462,571	625,328
Total liabilities, noncontrolling interests and equity	$1,320,046	$1,442,406

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Reconciliation of Net (Loss) Income to Same Property NOI(1)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(1,992)	$476	$(2,093)	$968
Loss from discontinued operations	—	—	—	607
Total other expenses	4,804	5,295	11,264	8,028
Impairment of rental property	2,772	—	2,772	—
General and administrative expense	4,305	4,979	8,884	10,505
Depreciation and amortization expense	15,141	16,817	30,147	33,151
Less: Non-same property NOI(2)	130	(3,278)	(1,545)	(6,478)
Same Property NOI - accrual basis	$25,160	$24,289	$49,429	$46,781

Same Property NOI(1)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total base rent	$31,554	$30,402	$62,704	$60,113
Tenant reimbursements and other(3)	6,713	6,880	14,709	14,727
Property operating expenses(4)	(8,416)	(8,757)	(18,606)	(19,416)
Real estate taxes and insurance	(4,691)	(4,236)	(9,378)	(8,643)
Same Property NOI - accrual basis	25,160	24,289	49,429	46,781

Straight-line revenue, net	491	(60)	671	(331)
Deferred market rental revenue, net	76	44	155	88
Same Property NOI - cash basis	$25,727	$24,273	$50,255	$46,538

Same property occupancy at June 30,	93.1%	91.2%
Change in Same Property NOI - accrual basis	3.6%		5.7%
Change in Same Property NOI - cash basis	6.0%		8.0%

Same property percentage of total portfolio (sf)	100.0%		100.0%

Change in Same Property NOI (accrual basis)
By Region	Three Months Ended June 30, 2016	Percentage of Base Rent	Six Months Ended June 30, 2016	Percentage of Base Rent
Washington, D.C.	6.7%	29%	5.5%	29%
Maryland	8.4%	29%	9.8%	29%
Northern Virginia	(7.5)%	23%	(0.8)%	23%
Southern Virginia	6.2%	19%	7.7%	19%

By Type
Business Park / Industrial	(0.1)%	32%	2.8%	32%
Office	6.6%	68%	8.3%	68%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three and six months ended June 30, 2016 and 2015 exclude the operating results of all disposed properties and the following non-same property that was owned as of June 30, 2016: Storey Park, which was sold on July 25, 2016.

(2)
Includes property results for Storey Park and all properties that were disposed of prior to June 30, 2016 and whose operations remained classified within continuing operations for the periods we owned the property. Also includes an administrative overhead allocation, which was replaced by a normalized management fee for comparative purposes, and termination fee income.

(3)	Excludes termination fee income for comparative purposes.

(4)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.